Exhibit 99.2

OUTFRONT Media Announces Quarterly Dividend

New York, August 5, 2025 — OUTFRONT Media Inc. (NYSE: OUT) announced today that its board of directors has declared a quarterly cash dividend on the Company's common stock of $0.30 per share payable on September 30, 2025, to shareholders of record at the close of business on September 5, 2025.

About OUTFRONT Media Inc.
OUTFRONT is one of the largest and most trusted out-of-home media companies in the U.S., helping brands connect with audiences in the moments and environments that matter most. As OUTFRONT evolves, it’s defining a new era of in-real-life (IRL) marketing, turning public spaces into platforms for creativity, connection, and cultural relevance. With a nationwide footprint across billboards, digital displays, transit systems, and other out-of-home formats, OUTFRONT turns creative into powerful real-world experiences. Its in-house agency, OUTFRONT STUDIOS, and award-winning innovation team, XLabs, deliver standout storytelling, supported by advanced technology and data tools that can drive measurable impact.

Contacts:

Investors	Media
Stephan Bisson	Courtney Richards
Investor Relations	Events & Communications
(212) 297-6573	(646) 876-9404
stephan.bisson@outfront.com	courtney.richards@outfront.com